Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-179966) pertaining to the Amended and Restated 2004 Stock Option and Incentive Plan of Brightcove Inc. and the Brightcove Inc. 2012 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-183315) pertaining to the Brightcove Inc. 2012 RSU Inducement Plan,

(3)	Registration Statement (Form S-8 No. 333-187051) pertaining to the Brightcove Inc. 2012 Stock Incentive Plan,

(4)	Registration Statement (Form S-3 No. 333-192131) of Brightcove Inc.

(5)	Registration Statement (Form S-8 No. 333-193701) pertaining to the Brightcove Inc. 2014 Stock Option Inducement Plan and the Brightcove Inc. 2012 Stock Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-202540) pertaining to the Brightcove Inc. 2012 Stock Incentive Plan;

of our reports dated February 26, 2016, with respect to the consolidated financial statements of Brightcove Inc. and the effectiveness of internal control over financial reporting of Brightcove Inc. included in this Annual Report (Form 10-K) of Brightcove Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2016